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Exhibit 10.18

EQUITY PARTICIPATION FEE AGREEMENT

        THIS EQUITY PARTICIPATION FEE AGREEMENT (the "Agreement") is dated as of June    , 2004 among UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH, a Delaware limited liability company, and NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company (jointly and severally, the "Borrower"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the "Lender").

        WHEREAS, pursuant to a certain Amended and Restated Revolving Credit and Security Agreement by and between Borrower and Lender dated as of June    , 2004 (the "Credit Agreement"), Lender made available to Borrower certain credit facilities; and

        WHEREAS, as part of and in consideration for the Credit Agreement, Borrower has agreed to pay Lender an equity participation fee, the terms of which are contained herein;

        NOW, THEREFORE, in consideration of the execution and delivery of the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower and Lender hereby agree as follows:

I.    DEFINITIONS

        Defined terms not defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended from time to time and without regard to any termination of the Credit Agreement, which are incorporated herein and made a part hereof. In addition, the following terms shall have the meanings ascribed to them below:

          "EBITDA" means, for the Relevant Period, the sum, without duplication, of the following for Borrower on a consolidated basis:

          Net Income determined in accordance with GAAP, plus:

    (a)
    Interest Expense;

    (b)
    taxes on income, whether paid, payable or accrued;

    (c)
    depreciation expense;

    (d)
    amortization expense;

    (e)
    all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business; and

    (f)
    loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP, minus (x) gains from any sale of assets, other than sales in the ordinary course of business and (y) other extraordinary or non-recurring gains.

          "Enterprise Value" means, as of any date of determination, a dollar amount equal to the greater of:

    (a)
    six (6) multiplied by EBITDA for the Relevant Period; or

    (b)
    Borrower's consolidated net revenues for the Relevant Period.

  all of the foregoing as determined by reference to the internally prepared monthly consolidated financial statements of Borrower and its Subsidiaries required to be furnished by Borrower to Lender under and pursuant to Section 6.1 of the Credit Agreement.

          "Merger Percentage" means a percentage equal to 0.15% if the Merger (as defined in the Credit Agreement on the date hereof and without any amendment thereto for this purpose) is consummated on or before September 1, 2004 and equal to 0.25% in all other cases (including if the Merger is not consummated).

          "Net Income" means, the net income (or loss) determined in conformity with GAAP, provided that there shall be excluded:

    (a)
    the income (or loss) of any Person in which any other Person (other than any Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person;

    (b)
    the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person's assets are acquired by a Borrower;

    (c)
    the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary;

    (d)
    compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof; and

    (e)
    compensation expense resulting from the repurchase of capital stock, options and rights described in clause (d) of this definition of Net Income.

          "Overadvance Multiple" means a number (rounded up to the nearest whole number but, if greater than 2.5, capped at 2.5) equal to (a) the aggregate dollar amount ultimately advanced to Borrower as the Initial Overadvance under the Overadvance Facility (whether in one or more advances) divided by (b) $500,000. By way of example:

    (a)
    if the aggregate dollar amount ultimately advanced to Borrower as the Initial Overadvance under the Overadvance Facility was $1,000,000, the Overadvance Multiple would be 2, determined as follows:

      $1,000,000/$500,000, equals 2, or

    (b)
    if the aggregate dollar amount ultimately advanced to Borrower as the Initial Overadvance under the Overadvance Facility was $1,100,000, the Overadvance Multiple would be 2.5, determined as follows:

      $1,100,000/$500,000, equals 2.2, rounded up to the nearest whole number, or 3, but capped at 2.5, or

    (c)
    if the aggregate dollar amount ultimately advanced to Borrower as the Initial Overadvance under the Overadvance Facility was $502,000, the Overadvance Multiple would be 2, determined as follows:

      $502,000/$500,000, equals 1.004, rounded up to the nearest whole number, or 2.

          "Relevant Period" means the twelve-month period of the Borrower (consisting of full months) immediately preceding the date that Enterprise Value is being determined.

          "Trigger Event" means a Revolver Termination, the Revolving Facility Maturity Date or any other termination of the Revolving Facility for any reason.

II.    Equity participation FEE

        (a)    Fee.    Commencing upon and by reason of a Trigger Event, Lender shall be entitled to, and Borrower, jointly and severally, shall pay to Lender on the Determination Date (as defined below), an equity participation fee (the "Fee") equal to:

    (x) the Enterprise Value times (y) the Merger Percentage times (z) the Overadvance Multiple,

  but subject to the limitations contained in subsection II.(c) below.

        (b)    When Determined.    The Fee shall be determined on the date selected by Lender at any time in its sole discretion, but which shall be no earlier than the Trigger Event and no later than the original Revolving Facility Maturity Date, as the same may be extended (the "Determination Date"). The Fee shall be payable notwithstanding the termination of the Credit Agreement or the Revolving Facility prior to the Determination Date, Borrower acknowledging that Lender may select the Determination Date in accordance with the foregoing sentence solely to maximize the Fee or for any other reason. No later than fifteen (15) days prior to the Determination Date, Lender shall notify Borrower in writing that Lender has selected a Determination Date and shall specify such Determination Date.

        (c)    Minimum/Maximum Fee.    The Fee shall be subject to a minimum and maximum amount depending on the Determination Date and when the Merger is consummated (or is not consummated), as follows:

Determination Date	Minimum Fee	Maximum Fee
on or before April 30, 2005:	$125,000 if the Merger is consummated on or before September 1, 2004, otherwise $250,000	$375,000 if the Merger is consummated on or before September 1, 2004, otherwise no maximum
after April 30, 2005 but on or before April 30, 2006:	$250,000 if the Merger is consummated on or before September 1, 2004, otherwise $500,000	$500,000 if the Merger is consummated on or before September 1, 2004, otherwise no maximum
after April 30, 2006 but on or before April 30, 2007:	$375,000 if the Merger is consummated on or before September 1, 2004, otherwise $750,000	$625,000 if the Merger is consummated on or before September 1, 2004, otherwise no maximum

        III.    INFORMATION AND OTHER RIGHTS.    For purposes of determining the Enterprise Value, including estimating such for purposes of deciding on a Determination Date, Lender shall have the right to such information from Borrower and its public accounting firm as Lender reasonably deems necessary or advisable to estimate EBITDA. Lender will execute any reasonable non-disclosure agreement in connection therewith. Lender shall also have the right to cause Borrower's public accounting firm to verify EBITDA once the Determination Date has been fixed. The fees and expenses of Borrower's public accounting firm shall be at Borrower's expense.

        IV.    MISCELLANEOUS

          4.1    Jury Waiver

        EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN

ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

          4.2    Governing Law; Jurisdiction; Service of Process; Venue

        This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Borrower with respect hereto may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution and delivery hereof, Borrower (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 4.4 hereof, (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience, and (v) agrees that Lender has accepted in Maryland this Agreement executed by Borrower. Nothing shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against Lender involving this Agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

          4.3    Incorporation by Reference

        With respect to this Agreement and the rights and obligations hereunder, Lender shall be entitled to the benefits of and Borrower shall be subject to the obligations under, Sections 10.1 (Waivers), 10.4 (Cooperation in Litigation), 12.2 (Successors and Assigns), 12.7 (Expenses), 12.9 (Approvals) and 12.12 (Agent) of the Credit Agreement, all as if such provisions were fully contained herein and related to this Agreement and the subject matter herein.

          4.4    Notices

        Any notice hereunder shall be given to any party to this Agreement in accordance with the provisions of Section 12.5 of the Credit Agreement (notwithstanding any termination of the Credit Agreement).

          4.5    Captions; Counterparts; Facsimile Signatures

        The captions herein are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

        [INTENTIONALLY LEFT BLANK—SIGNATURE PAGE FOLLOWS]

[signature page to Equity Participation Fee Agreement]

        IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first written above.

UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH
By:

Name:

Its:

NATIONSHEALTH HOLDINGS, L.L.C.
By:

Name:

Its:

CAPITALSOURCE FINANCE LLC
By:

Name:

Its:

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  Exhibit 10.18
EQUITY PARTICIPATION FEE AGREEMENT